UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2017

Sierra Income Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Ave, 6th Floor East
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Alpine Credit Facility

On September 29, 2017, Alpine Funding LLC (“Alpine”), Sierra Income Corporation’s (“Sierra”) wholly-owned, special purpose financing subsidiary, entered into an Amended and Restated Loan Agreement (the “Amendment”), with the Financing Providers party thereto, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent and lender, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto. The Amendment amends certain provisions of Alpine’s Loan Agreement (as amended, the “Loan Agreement”).

The Loan Agreement was amended to, among other things, (i) extend the reinvestment period until December 29, 2020, (ii) extend the scheduled termination date until March 29, 2022, (iii) decrease the applicable margin for advances to 2.85% per annum and (iv) increase the compliance condition for net advances to 55% of net asset value.

Borrowings under the Loan Agreement are subject to, among other things, compliance with a net asset value coverage ratio with respect to the current value of Alpine’s portfolio, and various eligibility criteria must be satisfied with respect to the initial acquisition of each loan in Alpine’s portfolio.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Amendment to Total Return Swap

On, September 29, 2017, Sierra, through Arbor Funding LLC (“Arbor”), its wholly-owned financing subsidiary, entered into the Fifth Amended and Restated Confirmation Letter Agreement (the “Fifth Amended Confirmation Agreement”) with Citibank, N.A. (“Citi”), initially entered into on August 27, 2013, and amended and restated on March 21, 2014, July 23, 2014, June 8, 2015 and March 21, 2016, relating to a total return swap, or TRS, for senior secured floating rate loans. The TRS with Citi enables Sierra, through Arbor, to obtain the economic benefit of the loans subject to the TRS, despite the fact that such loans will not be directly held or otherwise owned by Sierra or Arbor, in return for an interest-type payment to Citi. The Fifth Amended Confirmation Agreement reduces the maximum portfolio notional (determined at the time each such loan becomes subject to the TRS) from $300,000,000 to $180,000,000, through incremental reductions of $60,000,000 on October 3, 2017 and $20,000,000 on November 3, 2017, December 3, 2017 and January 3, 2018. The Fifth Amended Confirmation Agreement also decreases the interest rate payable to Citi from LIBOR plus 1.65% per annum to LIBOR plus 1.60% per annum. Other than the foregoing, the Fifth Amended Confirmation Agreement did not change any of the other material terms of the TRS.

The terms of the TRS are governed by an ISDA 2002 Master Agreement, the Schedule thereto and Credit Support Annex to such Schedule, and the Fifth Amended Confirmation Agreement exchanged thereunder, between Arbor and Citi, which collectively establish the TRS.

The foregoing descriptions of the TRS, the ISDA 2002 Master Agreement, the initial Confirmation Letter Agreement, the First Amended and Restated Confirmation Letter Agreement, the Second Amended and Restated Confirmation Letter Agreement, the Third Amended and Restated Confirmation Letter Agreement and the Fifth Amended Confirmation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the ISDA 2002 Master Agreement, filed as exhibit 10.1 to Sierra’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 3, 2013, the initial Confirmation Letter Agreement, filed as exhibit 10.2 to Sierra’s Current Report on Form 8-K filed with the SEC on September 3, 2013, the First Amended and Restated Confirmation Letter Agreement filed as exhibit 10.1 to Sierra’s Current Report on Form 8-K filed with the SEC on March 27, 2014, the Second Amended and Restated Confirmation Letter Agreement attached as exhibit 10.4 to Sierra’s Current Report on Form 8-K filed with the SEC on July 23, 2014, the Third Amended and Restated Confirmation Letter Agreement attached as exhibit 10.1 to Sierra’s Current Report on Form 8-K filed with the SEC on June 8, 2015, the Fourth Amended and Restated Confirmation Letter Agreement attached as exhibit 10.1 to Sierra’s Current Report on Form 8-K filed with the SEC on March 24, 2016 and the Fifth Amended Confirmation Agreement attached as exhibit 10.2 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Amended and Restated Loan Agreement, dated as of September 29, 2017, by and among Alpine Funding LLC as borrower, JPMorgan Chase Bank, National Association, as administrative agent, the Financing Providers from time to time party thereto, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto.

10.2	Fifth Amended and Restated Confirmation Letter Agreement, dated as of September 29, 2017, by and between Arbor Funding LLC and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017	SIERRA INCOME CORPORATION

	By:	/s/ Christopher M. Mathieu
Christopher M. Mathieu Chief Financial Officer